UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2007

MONSANTO COMPANY

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-16167 ------------------- (Commission File Number)	43-1878297 --------------------------- (IRS Employer Identification No.)

800 North Lindbergh Blvd. St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63167 ------------------ (Zip Code)

(314) 694-1000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 31, 2007, Monsanto Company (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Bayer CropScience L.P., a Delaware limited partnership (“Bayer”), pursuant to which the Company agreed to sell to Bayer all of the issued and outstanding capital stock of Stoneville Pedigreed Seed Company, a Delaware corporation and wholly-owned subsidiary of the Company (“Stoneville”).

Under the terms of the Agreement, the aggregate cash consideration to be paid to the Company by Bayer at the closing of the transaction is $310 million, subject to a post-closing working capital adjustment. Bayer CropScience AG, a company organized under the laws of Germany and an affiliate of Bayer (the “German Affiliate”), has delivered to the Company a letter whereby the German Affiliate has guaranteed to cause Bayer to purchase the shares and pay the Purchase Price. The closing is expected to occur as soon as possible following approval by the U.S. Department of Justice of Bayer as the purchaser of Stoneville.

The Agreement contains representations and warranties of the Company relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) the authorization, performance and enforceability of the Agreement, (c) ownership and title to the shares of stock of Stoneville, (d) the absence of certain orders or legal proceedings, (e) the absence of conflicts with laws or contracts and required consents, (f) the capitalization of Stoneville, (g) subsidiaries of Stoneville, (h) the financial statements of Stoneville and the absence of undisclosed liabilities and the absence of various types of changes or developments, (i) tax matters, (j) holdings of real property and leases and other property, (k) intellectual property and technology owned or used by Stoneville, (l) Stoneville germplasm and modified organisms, (m) material contracts, (n) employee benefit plans and labor matters, (o) compliance with applicable laws and permits, (q) environmental matters, (r) accounts receivable, accounts payable and indebtedness, (s) inventories and rebates, (t) transactions with affiliates, (u) insurance, (v) books and records, financial controls and bank accounts, (w) sufficiency of assets, (x) product warranties and product liabilities, and (y) financial advisors.

The Agreement contains representations and warranties of Bayer relating to, among other things (a) proper corporate organization and similar corporate matters, (b) the authorization, performance and enforceability of the Agreement, (c) the absence of conflicts with laws or contracts and required consents, (d) investment representations, (d) the absence of certain orders or legal proceedings, (e) financial advisors, and (f) the sufficiency of Bayer’s funding.

The Company has agreed to continue to operate the Stoneville business in the ordinary course prior to the closing of the transactions contemplated by the Agreement and not to take various types of specified actions. Additionally, the parties have agreed with each other (a) to use commercially reasonable efforts to take all actions necessary to consummate the transactions and seek any required consents or approvals from third parties or governmental authorities, subject to certain exceptions, including that Bayer will not be required to forego any right or dispose of or hold separate any assets or business or incur any material expense in connection with any such action; provided, that the parties to agree to cooperate with respect to seeking to cause the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) to eliminate such condition, in the event proposed to be so imposed; (b) to cooperate with each other regarding notices, asset transfers and various rights; (c) to protect confidential information and maintain the confidentiality of the other’s proprietary information; and (d) to various matters regarding the use of Stoneville’s trademarks and tradenames and related matters.

Further, the Company has agreed, until termination of the Agreement, not to solicit, initiate or encourage any inquiries or other form of alternative acquisition transaction, as such term is defined in the Agreement, and not to negotiate, explore or otherwise engage in discussions, or enter into any agreement, with respect to any alternative acquisition transaction. Bayer has agreed not to delay the closing or terminate the Agreement due to the existence of pending legal proceedings (other than any initiated by the Antitrust Division) seeking to enjoin the transactions.

The Company’s obligation to consummate the transaction is subject to certain closing conditions, including: (a) all representations and warranties of Bayer contained in the Agreement that are qualified by materiality are true and correct, and those not so qualified are true and correct in all material respects; (b) Bayer shall have performed and complied in all material respects with all agreements and covenants required by the Agreement; (c) the absence of certain types of laws or legal proceedings affecting consummation of the transaction; and (d) required antitrust approvals under the Hart-Scott-Rodino Antitrust Improvements Act or otherwise shall have been obtained. In addition, the Company’s obligation to consummate the transaction is subject to the completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of August 14, 2006, among the Company, Monsanto Sub, Inc. and Delta and Pine Land Company, which transactions were completed on June 1, 2007, and the review and approval by the U. S. Department of Justice of Bayer as the purchaser of Stoneville.

Bayer’s obligation to consummate the transaction is subject to the certain closing conditions, including: (a) except for representations or warranties that would not have a “Closing Date MAE” (as defined in the Agreement and described below), all representations and warranties of the Company contained in the Agreement that are qualified by materiality are true and correct, and those that are not so qualified are true and correct in all material respects; (b) the Company shall have performed and complied in all material respects with all agreements and covenants required by the Agreement, except where any failure to perform or comply would not have a “Closing Date MAE”; (c) the absence of certain types of laws or legal proceedings affecting consummation of the transaction; (d) required antitrust approvals under the Hart-Scott-Rodino Antitrust Improvements Act or otherwise shall have been obtained; and (e) there shall not have occurred any event or occurrence that would have a “Closing Date MAE,” which is defined as a material adverse effect which would result in a reduction of the net present value of Stoneville or its wholly-owned subsidiary (the “Subsidiary”), or aggregate losses or liabilities of Stoneville and the Subsidiary taken as a whole, in an amount exceeding 20% of the purchase price.

The Company has agreed to indemnify Bayer for (i) any breach of covenants, (ii) any breach of representations or warranties, subject to certain materiality qualifications, (iii) certain violations of law during its ownership of Stoneville, (iv) any excluded liabilities, or (v) certain environmental matters. Bayer has agreed to indemnify the Company for (i) any failure to complete the transactions, subject to certain limitations, (ii) any breach of representations or warranties, subject to certain materiality qualifications, or (iii) the ownership of Stoneville or operation of its business after closing, subject to to certain limitations. The parties’ indemnification obligations for breach of representations and warranties will be subject to a minimum claim size of $100,000 per claim or series of related claims, an aggregate threshold equal to 2% of the purchase price (subject to certain exceptions), and an aggregate cap of 30% of the purchase price (subject to certain exceptions) or 20% with respect to claims by Bayer for certain matters if it waives certain closing conditions. The parties’ representations and warranties will generally survive for 18 months after closing, with longer periods for representations and warranties regarding taxes (until the end of the applicable statute of limitation); organization and good standing, authorization of Agreement, ownership and transfer of shares, capitalization, subsidiaries, indebtedness, organization and good standing (each, indefinitely); environmental claims (ten years); genetically modified organisms, and product warranties and product liabilities (each, three years). In addition, the Company has agreed to a special indemnity relating to certain potential groundwater claims on specified property leased to an unrelated third party which is subject to a separate aggregate deductible threshold equal to $2,000,000, but which is included in the cap on the Company’s overall indemnity obligations. This special indemnity survives for 10 years. The Company also has agreed to indemnify Bayer with respect to certain legal proceedings, if any, pending at closing.

The Agreement addresses the parties’ respective obligations with respect to the hiring or termination of employees of the Stoneville business, as well as compensation and other employee benefit matters. Additionally, the parties have agreed to enter into separate agreements relating to the provision of transition services and continuation of certain contracts and other rights. The Company has also agreed to be responsible for all pre-closing tax obligations and to indemnify Bayer for any losses attributable to such obligations.

The Agreement may be terminated at any time prior to the closing, as follows: (a) by mutual written consent of the Company and Bayer; (b) by either party if the transaction is not consummated by August 14, 2007; (c) by either party if a governmental entity shall have issued a final, nonappealable order, decree or ruling having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions; (d) by the Company if (i) Bayer fails to use commercially reasonable efforts to cure any violation of its obligations under the Agreement, (ii) subject to a 20-day cure period, Bayer has breached any of its obligations under the Agreement in any material respect, or (iii) there has been any event or occurrence which is reasonably expected to have a material adverse effect on Bayer’s ability to consummate the transactions; (e) by Bayer if (i) the Company fails to use commercially reasonable efforts to cure any violation of its obligations under the Agreement, (ii) subject to a 20-day cure period, the Company has breached any of its obligations under the Agreement if such violation would result in a “Closing Date MAE,” or (iii) there has been any event or occurrence that renders any condition to Bayer’s obligations to consummate the transaction incapable of being satisfied by August 14, 2007; or (f) by the Company in the event Bayer does not agree to any condition that may be imposed by the Antitrust Division of the U.S. Department of Justice requiring Bayer to forego any right or dispose of or hold separate any assets or business, subject to the terms and conditions of the Agreement, in the event the Antitrust Division were to condition approval upon any such requirement.

In the ordinary course of their businesses, Monsanto and Bayer and their respective affiliates are parties to multiple supply and licensing agreements with respect to chemicals, germplasm and biological materials, intellectual property for biotechnology traits, and trademarks. In addition, in the past the Company and Bayer, and their respective affiliates, have settled certain litigation matters relating to these agreements or other intellectual property.

The description of the Agreement above is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q. There can be no assurance that the transactions contemplated by the Agreement will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY (Registrant)

Date: June 6, 2007	/s/ Nancy E. Hamilton
Name: Nancy E. Hamilton
Title: Assistant Secretary

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